Exhibit 16.3
                              POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INDEX TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Mason Street Index 400 Stock Fund, a series of Mason Street Funds, Inc., into Federated Mid-Cap Index Fund, a portfolio of Federated Index Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                                          December 19, 2005
---------------------------------
John F. Donahue                     Chairman and Trustee



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee    December 19, 2005
                                    (Principal Executive Officer)



/S/ Richard J. Thomas
Richard J. Thomas                   Treasurer                December 19, 2005
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                  December 19, 2005



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                  December 19, 2005



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                  December 19, 2005



/S/ John F. Cunningham
John F. Cunningham                  Trustee                  December 19, 2005


Federated Index Trust - Power of Attorney for Form N-14 Filing
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Trustee                  December 19, 2005



/S/ Peter E. Madden
Peter E. Madden                     Trustee                  December 19, 2005



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                  December 19, 2005



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                  December 19, 2005



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                  December 19, 2005



/S/ John S. Walsh
John S. Walsh                       Trustee                  December 19, 2005